UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
MARCH 2, 2000









                 ELECTRONIC IDENTIFICATION, INC.
               (FORMERLY GIRNE ACQUISITION CORP.)
     (Exact name of registrant as specified in its charter)







Delaware              000-27365                   95-4739150
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

1200 W. Pender St., Suite 411, Vancouver, BC  Canada V6E 2S9
(Address of principal executive offices)

Registrant's telephone number, including area code (604) 684-2004

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On   March   1,  2000,  the  Company  was  acquired   through   a
reorganization agreement with Electronic Identification, Inc., a Nevada company. The Board of Directors approved the purchase of the Company by Electronic Identification, Inc.

ITEM 5.   OTHER EVENTS

As  of  March  1,  2000,  the Company will change  its  corporate
address  to 1200 W. Pender St., Suite 411, Vancouver, BC   Canada
V6E 2S9.

ITEM 6.   RESIGNATIONS OF REGISTRANTS' DIRECTORS

On March 1, 2000, the sole officer and director of the Company appointed Terry Kirby as a member of the board of directors.

On March 1, 2000, the Company accepted the resignation of Mike M. Mustafoglu as a member of the board and as the sole officer, effective immediately. The remaining member of the board decided not fill the vacancy left by Mr. Mustafoglu. Mr. Kirby was also appointed as President, Secretary, Treasurer of the Company.

ITEM 7.   FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL  INFORMATION
          AND EXHIBITS

  (a) Financial Statements of Electronic Identification, Inc. will be filed by amendment on or before May 5, 2000.
(b) Pro Forma Financial Information will be filed by amendment on or before May 5, 2000.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Electronic Identification, Inc.



                           By: /s/ Terry Kirby
                              Terry Kirby,
                              President/Secretary/Treasurer



                           Date: March 6, 2000